QCR HOLDINGS, INC.
a relationship driven organization®

3551 7th Street, Moline, IL 61265
309.736.3584

2011 ANNUAL REPORT

QCR HOLDINGS, INC.
a relationship driven organization®

What is a community bank?

Virtually every bank claims to be a "Community Bank", and many create a definition to support their banking model. At QCR Holdings, Inc. we believe that the definition of a true Community Bank is quite clear – and that it is based on the needs of the Communities and Clients that we serve. Further, we have spent the entire 18 year history of our Company focused on being the "Relationship Driven Organization" that is the heart of our QCR Holdings, Inc. business model, a business model that provides each QCR Holdings entity with the autonomy to tailor products, services and decisions unique to the clients and communities that it serves.

Each of our clients "need" something different from their banking relationship. Our people have the experience and talent to build strong relationships with our clients, to understand their unique hopes, dreams, challenges & opportunities as well as they do, and to bring them decisions and solutions that help them succeed. Our local bankers in the Quad Cities, Cedar Rapids and Rockford communities are empowered to tailor products, services and decisions to the clients and communities that they serve, creating the customized "relationship based" service that drives our Company.

Our local bankers are supported by a QCR Holdings Group Operations team that delivers operational services in a centralized and efficient manner. The members of the Group Operations team share the same passion for building relationships with, and exceeding the expectations of, their internal "clients" at each of our entities, allowing each of our member Community Banks to possess the resources of a much larger financial institution.

Further supporting our local Community Banks is a Board of Directors at each banking charter that consists of community leaders who share this drive to make a difference to our clients and the communities in which they live and work.

By staying true to our business model of delivering local decisions that impact clients and communities, and delivering support services that do not directly impact clients in a centralized and efficient manner, we have allowed Quad City Bank & Trust, Cedar Rapids Bank & Trust, and Rockford Bank & Trust to create a strong "Community Bank" brand in their respective markets and to become the bank of choice for clients that value a strong relationship with their bank.

Each member of our QCR Holdings team will continue to focus on creating meaningful and lasting relationships with our clients as we work hard to create significant long-term value for our shareholders.

COM•MU•NI•TY BANK:

SERVING THE NEEDS OF OUR CLIENTS AND THE COMMUNITIES IN WHICH WE LIVE AND WORK BY DEVELOPING STRONG RELATIONSHIPS AND USING THESE RELATIONSHIPS TO HELP OUR CLIENTS SUCCEED AND OUR COMMUNITIES THRIVE.

SEE ALSO; *QCR HOLDINGS, INC.*

QCR HOLDINGS, INC.

Stock Listing Information

The common stock of QCR Holdings, Inc. is traded on the NASDAQ Global Market under the symbol QCRH.

COMMON STOCK

Calendar 2011	High	Low
4th Quarter	$ 9.23	$ 8.42
3rd Quarter	9.93	8.70
2nd Quarter	9.47	7.29
1st Quarter	8.67	7.22

Calendar 2010	High	Low
4th Quarter	$ 9.52	$ 6.75
3rd Quarter	10.97	8.93
2nd Quarter	14.40	8.73
1st Quarter	10.00	7.65

Calendar 2009	High	Low
4th Quarter	$ 10.49	$ 7.06
3rd Quarter	10.98	9.47
2nd Quarter	11.00	7.76
1st Quarter	11.93	7.12

DIVIDEND INFORMATION

Record Date	Payment Date	Amount
12.26.11	01.06.12	$ .04
06.23.11	07.07.11	.04
12.22.10	01.07.11	.04
06.21.10	07.06.10	.04

Annual Meeting of Stockholders

The Annual Meeting of the Stockholders of QCR Holdings, Inc. will be held:

May 2, 2012 at 10:00 am
i wireless Center
1201 River Drive
Moline, IL 61265

Annual Report on Form 10-K

Copies of the QCR Holdings, Inc. annual report on Form 10-K and exhibits filed with the Securities and Exchange Commission (SEC), are available to stockholders without charge by accessing our internet site at **www.qcrh.com** or by contacting:

John R. Oakes
Vice President, Controller and
Director of Financial Reporting

QCR Holdings, Inc.
3551 Seventh Street
Moline, IL 61265
309.743.7761

The SEC maintains an internet site that contains reports, proxy, and information statements and other information about issuers that file electronically with the SEC. The address of that site is: **www.sec.gov.**

Stock Transfer Agent

Inquiries regarding stock transfer, registration, lost certificates, or changes in name and address should be directed to the stock transfer agent and registrar by writing:

IST Shareholder Services
209 W. Jackson Boulevard, Suite 903
Chicago, IL 60606

Investor Information

Stockholders, investors, and analysts interested in additional information may contact:

Todd A. Gipple
Executive Vice President, Chief Operating Officer
and Chief Financial Officer

QCR Holdings, Inc.
3551 Seventh Street
Moline, IL 61265
309.743.7745

Independent Auditor

McGladrey & Pullen, LLP, Davenport, IA

Corporate Counsel

Lane & Waterman, Davenport, IA
Barack Ferrazzano Kirschbaum & Nagelberg LLP
Chicago, IL

Quad City Bank & Trust Locations

2118 Middle Road
Bettendorf, IA 52722

4500 N. Brady Street
Davenport, IA 52806

3551 Seventh Street
Moline, IL 61265

5405 Utica Ridge Road
Davenport, IA 52807

1700 Division Street
Davenport, IA 52804

Cedar Rapids Bank & Trust Locations

500 First Avenue NE, Suite 100
Cedar Rapids, IA 52401

5400 Council Street NE
Cedar Rapids, IA 52402

Rockford Bank & Trust Locations

127 N. Wyman Street
Rockford, IL 61101

4571 Guilford Road
Rockford, IL 61107

m2 Lease Funds, LLC

175 N. Patrick Blvd., Suite 140
Brookfield, WI 53045

Internet Information

Information on subsidiaries' history, locations, products and services can be accessed on the internet at:

www.qcbt.com

www.crbt.com

www.rkfdbank.com

www.m2lease.com

QCR HOLDINGS, INC.

QCR HOLDINGS, INC.
2011 SNAP SHOT

THE LOCAL COMMUNITY BANK ADVANTAGE

298 New Wealth Management relationships added in 2011. Assets under management exceed $1.5 Billion.

$9.7 million 2011 Record Earnings. 47% increase over 2010.

$54 million 2011 Net Interest Income increased 9% over 2010.

355 EMPLOYEES In 1994 we opened our doors with 20 employees. Today, we have grown to over 350 full time equivalent employees dedicated to serving our clients needs.

$1.97 BILLION in total assets at December 31,2011.

29 % increase Non-Interest Bearing Deposits – finished 2011 at $357 million.

4 ENTITIES with 10 locations in Iowa, Illinois and Wisconsin.

12,776 HOURS Employee hours volunteered to hundreds of non-profit organizations in the communities we serve.

Total Metropolitan Statistical Area (MSA) Deposits
(June 30, 2011 Data) (In Thousands)



$7,000,000
$6,000,000
$5,000,000
$4,000,000
QUAD CITIES
$7,296,725
CEDAR RAPIDS
$4,686,951
ROCKFORD
$5,222,026
Population (April 1, 2010 Data)
380,000
258,000
349,000

QCR Holdings, Inc. Deposit Market Share
(June 30, 2011 Data)

Quad Cities - 8.86%	Rank #4 of 41
Cedar Rapids - 7.81%	Rank #4 of 42
Rockford - 3.95%	Rank #9 of 26

QCR Holdings, Inc. Book Value vs. Fair Market Value
(Common Stock) BOOK VALUE FAIR MARKET VALUE



$90
$70
$50
$30
$10
DEC.95
DEC.98
DEC.03
DEC.08
DEC.10
DEC.11

QCR Holdings, Inc. Asset Growth
(In Thousands)



$200,000
$100,000
$0
$204,889
$129,065
$174,017
$56,989
$129,975
2007
2008
2009
2010
2011

QCR HOLDINGS, INC.

WILL BE THE PREMIER PROVIDER OF FINANCIAL SERVICES TO BUSINESSES AND INDIVIDUALS FOR WHOM RELATIONSHIPS MATTER, IN MARKETS WHERE WE CAN EXCEL.

QCR HOLDINGS, INC.

a relationship driven organization®

THE LOCAL COMMUNITY BANK

ADVANTAGE

OUR PEOPLE... OUR ADVANTAGE



QCR Holdings, Inc. Board of Directors

The Local Community Bank

QCR HOLDINGS, INC. DIRECTORS

(PICTURED ABOVE LEFT TO RIGHT)

John A. Rife *Retired President and Chief Executive Officer, United Life Insurance Company; Vice Chairman, United Fire Group*
Larry J. Helling *President and Chief Executive Officer, Cedar Rapids Bank and Trust Company*
John K. Lawson *Retired Executive, Deere & Company*
Marie Z. Ziegler *Vice President and Treasurer, Deere & Company*
Douglas M. Hultquist *President, Chief Executive Officer and Co-Founder, QCR Holdings, Inc.*
Todd A. Gipple *Executive Vice President, Chief Operating Officer and Chief Financial Officer, QCR Holdings, Inc.*
Chuck M. Peters *President and Chief Executive Officer, The Gazette Company*
Donna J. Sorensen, J.D. *President, Sorensen Consulting*
John D. Whitcher *Vice President and General Counsel, Viking Chemical Company*
James J. Brownson *Chairman of the Board, QCR Holdings, Inc.; President, W.E. Brownson Co.*
Pat S. Baird *Retired President and Chief Executive Officer, AEGON USA, Inc.*
Ronald G. Peterson *Retired Executive, First State Bank of Illinois*
Mark C. Kilmer *President, The Republic Companies*

QUAD CITY BANK AND TRUST COMPANY DIRECTORS

John H. Anderson *President and Chief Executive Officer, Quad City Bank and Trust Company*
Mark C. Kilmer *Chairman of the Board, Quad City Bank and Trust Company; President, The Republic Companies*
Michael A. Bauer *Consultant, Co-Founder of QCR Holdings, Inc.*
Douglas M. Hultquist *President, Chief Executive Officer and Co-Founder, QCR Holdings, Inc.*
James J. Brownson *President, W.E. Brownson Co.*
Todd A. Gipple *Executive Vice President, Chief Operating Officer and Chief Financial Officer, QCR Holdings, Inc.*
John H. Harris, II *Retired Executive, Acteil Illinois, LLC*
Larry J. Helling *President and Chief Executive Officer, Cedar Rapids Bank and Trust Company*
John K. Lawson *Retired Executive, Deere & Company*
Edwin A. Maxwell *Anesthesia & Analgesia, P.C.*
Linda K. Neuman *Attorney, Retired Iowa Supreme Court*
Victor J. Quinn *Executive Vice President, Client Relations, Quad City Bank and Trust Company*
Ronald G. Peterson *Retired Executive, First State Bank of Illinois*
Marc C. Sliwka, D.D.S. *Retired CEO, Kimberly Park Dental*
Marie Z. Ziegler *Vice President and Treasurer, Deere & Company*

CEDAR RAPIDS BANK AND TRUST COMPANY DIRECTORS

Larry J. Helling *President and Chief Executive Officer, Cedar Rapids Bank and Trust Company*
Chuck M. Peters *Chairman of the Board, Cedar Rapids Bank and Trust Company; President and Chief Executive Officer, The Gazette Company*
Pat S. Baird *Retired President and Chief Executive Officer, AEGON USA, Inc.*
Loren L. Coppock *Managing Director, TrueNorth Companies, LLC*
Todd A. Gipple *Executive Vice President, Chief Operating Officer and Chief Financial Officer, QCR Holdings, Inc.*
Ann M. Lipsky *President, Smulekoff Investment Co.; President, Smulekoff's Furniture*
Randy A. Ramlo *President and Chief Executive Officer, United Fire & Casualty Company*
Donna J. Sorensen, J.D. *President, Sorensen Consulting*
Fred G. Timko *Chairman of the Board, Point Builders, LLC*
A. James Tinker *President Emeritus, Mercycare Service Corporation*

ROCKFORD BANK AND TRUST COMPANY DIRECTORS

Thomas D. Budd *President and Chief Executive Officer, Rockford Bank and Trust Company*
John D. Whitcher *Chairman of the Board, Rockford Bank and Trust Company; Vice President and General Counsel, Viking Chemical Company*
Michael A. Bauer *Consultant, Co-Founder of QCR Holdings, Inc.*
Charles L. Box *Former Chairman, Illinois Commerce Commission; Former Mayor, Rockford, Illinois*
Charles S. DuBock *Executive Vice President, Rockford Bank and Trust Company*
Todd A. Gipple *Executive Vice President, Chief Operating Officer and Chief Financial Officer, QCR Holdings, Inc.*
Monica B. Glenny, CPA, CMA *President, Datacraft, Inc.*
James P. Hamilton *President, WRI Foundation*
Douglas M. Hultquist *President, Chief Executive Officer and Co-Founder, QCR Holdings, Inc.*
Dana S. Kiley, Jr. *Vice President, Clyde-Kiley Insurance Agency, Inc.*
George T. Ralph *Managing Member, GTR Realty Advisors, LLC*
M. Sharon Way *President and Chief Executive Officer, Milestone, Inc.*



QCR Holdings, Inc. Executive Management Team


JAMES J. BROWNSON
Chairman of the Board

QCR HOLDINGS, INC. EXECUTIVE MANAGEMENT TEAM
(PICTURED ABOVE LEFT TO RIGHT)

Larry J. Helling *President and Chief Executive Officer, Cedar Rapids Bank and Trust Company; Executive Vice President and Chief Lending Officer, QCR Holdings, Inc.*
Cathie S. Whiteside *Executive Vice President, Corporate Strategy and Branding*
John R. Engelbrecht *President and Chief Executive Officer, m2 Lease Funds, LLC*
Todd A. Gipple *Executive Vice President, Chief Operating Officer and Chief Financial Officer*
M. Randolph Westlund *Executive Vice President, Chief Investment Officer*
Douglas M. Hultquist *President, Chief Executive Officer and Co-Founder, QCR Holdings, Inc.*
Jill A. DeKeyser *Senior Vice President, Director of Human Resources*
Thomas D. Budd *President and Chief Executive Officer, Rockford Bank and Trust Company*
Charles S. Bullock *Executive Vice President, Rockford Bank and Trust Company*
John H. Anderson *President and Chief Executive Officer, Quad City Bank and Trust Company; Chief Deposit Officer, QCR Holdings, Inc.*
William M. Tank *Executive Vice President, Chief Credit Officer*
John A. Rodriguez *Executive Vice President, Deposit Operations and Information Services*
Victor J. Quinn *Executive Vice President, Client Relations, Quad City Bank and Trust Company*
John R. McEvoy *Executive Vice President, Chief Operations Officer and Cashier, Quad City Bank & Trust Company*

m2 LEASE FUNDS, LLC DIRECTORS & SENIOR MANAGERS

John R. Engelbrecht *President and Chief Executive Officer, m2 Lease Funds, LLC*
Ron D. Orndorff *Chairman of the Board, m2 Lease Funds, LLC; Retired Chairman and President, M&I Leasing Corporation*
John H. Anderson *Director, m2 Lease Funds, LLC; President and Chief Executive Officer, Quad City Bank and Trust Company*
Richard W. Couch *Chief Operating Officer*
Michael A. Hatfield *Director, m2 Lease Funds, LLC; Retired Senior Vice President and Secretary, M&I - Marshall & Ilsley Corporation*
Larry J. Helling *Director, m2 Lease Funds, LLC; President and Chief Executive Officer, Cedar Rapids Bank and Trust Company*
Mark R. Hogan *Director, m2 Lease Funds, LLC; Senior Advisor, BMO/Harris Bank*
Douglas M. Hultquist *Director, m2 Lease Funds, LLC; President, Chief Executive Officer and Co-Founder, QCR Holdings, Inc.*
Christine D. Kennedy *Chief Financial Officer*
William M. Tank *Director, m2 Lease Funds, LLC; Executive Vice President, Chief Credit Officer, QCR Holdings, Inc.*

QCR HOLDINGS, INC. GROUP OPERATIONS MANAGEMENT TEAM

Todd A. Gipple *Executive Vice President, Chief Operating Officer and Chief Financial Officer*
Jill A. DeKeyser *Senior Vice President, Director of Human Resources*
Beth L. Easterla *Vice President, Deposit Operations and Electronic Banking Manager*
Kathleen M. Francque *Senior Vice President, Information Services*
Pamela J. Goodwin *Vice President, Loan Operations Manager*
Shawna M. Graham *Senior Vice President, Director of Risk Management*
R. Timothy Harding *Senior Vice President, Director of Internal Audit*
John R. McEvoy *Executive Vice President, Chief Operations Officer and Cashier*
John R. Oakes *Vice President, Controller and Director of Financial Reporting*
Victor J. Quinn *Executive Vice President, Director of Funds Management*
John A. Rodriguez *Executive Vice President, Deposit Operations and Information Services*
Shellee R. Showalter *Senior Vice President, Director of Finance*
Michael J. Wyffels *Senior Vice President, Chief Technology Officer*

QUAD CITY BANK AND TRUST COMPANY SENIOR MANAGERS

John H. Anderson *President and Chief Executive Officer*
Cindy M. Carlson *Executive Vice President, Wealth Builders Group*
Laura L. Ekizian *1st Vice President, Private Banking*
Kathleen M. Francque *Senior Vice President, Correspondent Banking*
Therese K. Gerwe *Vice President, Treasury Management*
Deborah C. Gillum *Vice President, Retail Banking*
Anne E. Howard *Human Resources Manager*
David C. Howell *1st Vice President, Wealth Builders Group*
Rick J. Jennings *Senior Vice President, Senior Trust Officer*
Jeffrey M. Lockwood *Executive Vice President, Chief Lending Officer*
Peter J. McAndrews *Vice President, Real Estate and Consumer Loans*
John R. McEvoy *Executive Vice President, Chief Operations Officer and Cashier*
Victor J. Quinn *Executive Vice President, Client Relations*
Shellee R. Showalter *Senior Vice President, Chief Financial Officer*
Cathie S. Whiteside *Executive Vice President, Corporate Strategy, Retail and Branding*
Michael J. Wyffels *Senior Vice President, Chief Technology Officer*

CEDAR RAPIDS BANK AND TRUST COMPANY SENIOR MANAGERS

Larry J. Helling *President and Chief Executive Officer*
Gary M. Becker *Senior Vice President, Commercial Real Estate*
Kevin D. Bruns *Senior Vice President, Wealth Management*
Patricia L. Ellison *Senior Vice President, Credit Administration*
James D. Klein *Senior Vice President, Retail Banking*
Deborah J. Lindberg Gertsen *Senior Vice President, Trust and Investments*
J. Mitchell McElree *Executive Vice President, Chief Lending Officer*
Dana L. Nichols *Executive Vice President, Chief Credit Officer*
John A. Rodriguez *Executive Vice President, Operations and Cashier*
Shelly A. Strellner *Senior Vice President, Private Banking*

ROCKFORD BANK AND TRUST COMPANY SENIOR MANAGERS

Thomas D. Budd *President and Chief Executive Officer*
Charles S. Bullock *Executive Vice President*
Lori L. Diaz *Senior Vice President, Treasury Management*
James M. Hansberry *Executive Vice President, Wealth Management*
Anthony A. Moczynski *Senior Vice President, Chief Credit Officer*
Brenda S. Nayonis *Senior Vice President, Retail Banking, Operations and Cashier*
Dale R. Shillady *Senior Vice President, Business Development*
Karl R. Swanson *Senior Vice President, Commercial Banking*

QCR HOLDINGS, INC.
a relationship driven organization®

On a cold winter's day in January 1994, QCR Holdings established its first community bank in Bettendorf, Iowa as Quad City Bank & Trust. This banking charter, which expanded into the greater Quad Cities metro area, was established with local investors, a team of very successful local bankers, and a local Board of Directors. The strategy was to serve the local community with decisions all made at the local bank level. Quad City Bank & Trust was extremely successful from its inception as the Quad City communities strongly supported the local community bank model.

In September 2001, we established Cedar Rapids Bank & Trust in Cedar Rapids, Iowa using the same local community bank model. Local investors, combined with a multi-talented group of local successful bankers, along with a strong local board, delivering financial services to a community demanding decisions are made at the local level. The model was once again wildly successful.

In January 2005, we established Rockford Bank & Trust in Rockford, Illinois. We used the same concept that was so successful in the Quad Cities and Cedar Rapids. Local, local, local…I think you get the picture.

In order to provide more financial services to our customers, in August 2005, Quad City Bank & Trust acquired the majority interest in m2 Lease Funds, LLC. This regional leasing company was bolstered with an already successful group of talented leasing company management and with an experienced board of directors.

We will continue to focus on maximizing shareholder value in all of our established community bank models along with an ever watchful eye open to other successful community banking opportunities in our market area. Successful Community Banking, building on a relationship driven organization, will always be a core strategy we employ at QCR Holdings for enhancing shareholder value as we have in the past, continue to today, and most certainly will in the future.

Your Board of Directors recognizes that none of our success would have been possible without the dedicated efforts of all our employees. For their efforts in 2011 we are very thankful and together we look forward to many successful and profitable years for all stakeholders of QCR Holdings.

In past years we asked you, our stockholders, to "stick around as we thought you were going to enjoy the ride." The financial performance of QCR Holdings in 2011, reaching nearly $2 billion in total assets and a 47% increase over 2010 in Annual Earnings, should help pave the way for a smooth ride in the future as even investments in successful community banks should find favor in tomorrow's financial markets. *Makes you want to look forward to 2012 and beyond!*

THE LOCAL COMMUNITY BANKING ADVANTAGE

A MESSAGE FROM OUR CHAIRMAN

"Successful Community Banking has always been at the forefront of the QCR Holdings 'relationship driven organization' business model."

QCR HOLDINGS, INC.
a relationship driven organization®

TO OUR SHAREHOLDERS,

During 2011 we continued our focus on delivering the model that makes us different and more valuable to our clients, employees and our shareholders…the model we are proud to call "The Local Community Bank Advantage".

In today's uncertain economy, local community banking is more valuable than ever. Our clients have come to depend on the expertise, advice and exceptional personalized service that we provide. We believe that being able to sit one on one with our clients, determine their financial needs, and see how we might deliver the solution locally, has continued to resonate, thereby leading to increased earnings again this year.

QCR HOLDINGS, INC. ENTITY WIDE STRATEGIC INITIATIVES

Our QCR Holdings, Inc. strategic initiatives lead our staff work daily. The results of these initiatives can be seen in our year- end financial results. As a team, we:

- Prioritized growth in earnings and earnings per share, over growth in assets
- Worked to preserve capital and increase tangible common equity, to allow for our future redemption of SBLF Capital without the need for a dilutive common equity raise
- Continued to maintain adequate liquidity and leverage any excess to its best use
- Continued to improve asset quality
- Delivered on the financial successes associated with our relationship driven organization® - improved pricing and client penetration, improved margins and earnings
- Improved our stock price and shareholder value
- Enhanced our Investor Relations strategies and messaging

2011 RESULTS AND HIGHLIGHTS – ANNUAL EARNINGS UP 47% FROM PRIOR YEAR

Despite the continued very challenging banking industry economic climate, our teams excelled at providing exceptional customer service in each of our markets – and it shows.

In 2011, our annual earnings were up 47% from the prior year. For the year ended December 31, 2011, net income was $9.7 million, resulting in diluted earnings per share of $0.92 after preferred stock dividends of $5.3 million. For the same period in 2010, we reported net income of $6.6 million, or diluted earnings per share of $0.53 after preferred stock dividends of $4.1 million.

In 2011, we grew non-interest bearing core deposits 29%, successfully shifting the deposit mix from brokered and other time deposits, along with wholesale funding, which in turn helped to drive down our cost of funds. Non-interest bearing deposits were successfully grown by $80.4 million, while interest bearing deposits were reduced $10 million.

Nonperforming assets were down 19% or $9.5 million from the prior year. The ratio of nonperforming assets to total assets declined to 2.06% at December 31, 2011 – down from 2.73% of total assets at December 31, 2010.

Net interest income grew 9% in 2011. Considering we continue to operate in an environment of historically low interest rates and a flattening yield curve, this is solid improvement.

We remain committed to a strong capital position – not only with regard to total capital, but with regard to mix and cost as well. During the third quarter, we exited the Troubled Asset Relief Program (TARP) and announced the investment of approximately $40.1 million in preferred stock from the Small Business Lending Fund (SBLF). In November, we successfully repurchased the common stock warrants associated with the TARP capital.

QCR HOLDINGS, INC. STRATEGIC ADVANTAGES

During 2011, we further bolstered resources to enhance our strategic advantages. As we continue to operate in an environment of historically low interest rates, a flat yield curve, and weak loan demand, we recognize the need to fortify our alternate sources of revenue. We continue to see the positive effects as shown below.

WEALTH BUILDERS DIVISION

Wealth Builders (sometimes referred to as Wealth Management in industry circles) focuses on the continuum of services that can be provided to clients within our Company – Trust, Investments, Financial Planning, and Family Office. Growing this division not only adds non-interest income to our banks but also draws clients that value our relationship style of banking as well. The Wealth Builders team at Quad City Bank & Trust has been a "staple" in the Quad Cites market for years. Leveraging the success and knowledge of the Quad Cities staff, Cedar Rapids Bank & Trust and Rockford Bank & Trust have both enhanced their market presence and outreach in this arena.

CORRESPONDENT BANKING DIVISION

As margins continue to be under pressure, we must grow our non-interest bearing deposits. It is also imperative that we grow non-interest income as an integral part of recurring income. Utilizing our experienced and geographically dispersed team of correspondent bankers to seize opportunities in this arena, we were able to increase non-interest bearing deposits significantly again this year, and grow non-interest income as well. We added 19 new correspondent banking relationships in 2011. When including such services as credit cards and loans, we service nearly 200 Correspondent Banks.

When Quad City Bank & Trust first opened its doors in 1994, we were one of their first correspondent banking accounts.

Why? **Because of the people.** Our past experience with the founders of QCBT had laid the foundation for what was to become an excellent working relationship.

JAN LADUE, PRESIDENT
1ST COMMUNITY BANK - SHERRARD, ILLINOIS

m2 LEASE FUNDS

m2 Lease Funds is an 80% owned subsidiary of Quad City Bank & Trust, offering leased equipment options not only locally to the clients of our banks, but nationwide as well. Leasing can be a favorable option to ownership and has gained good traction in this economy. m2 reported a record year of earnings in 2011 of $2.1 million, an increase of 242% over the prior year. Total leased assets finished at $96 million, a 13% increase over 2010.

CREDIT QUALITY EXPERIENCE AND KNOWLEDGE

Our results in terms of credit quality have been better than most of our peers during this challenging economic time. We continue weekly loan committee meetings at every charter, along with careful oversight by our Boards of Directors. We work diligently to ensure we find the best solution for our clients and our Company.

LIVING THE BRAND

"Living the Brand" means living our Brand Promise – making sure that each employee's performance is so good that our clients, both internal and external, will always experience great relationships, service and advice. Our people are our most valued assets and our business model requires we have the best people in our markets and that they have the tools, flexibility and autonomy, to do their jobs well.

RESULTS BY ENTITY

Quad City Bank & Trust – Under the leadership of President and CEO, John Anderson, the Company's first subsidiary bank (1994), grew total consolidated assets to $1.11 billion at December 31, 2011. The bank continues to have success in growing its Correspondent Banking business as non-interest Correspondent deposits grew $68 million, or 85%, to $149 million year over year. Quad City Bank & Trust realized net income of $8.8 million for 2011, which is an increase of $2.0 million, or 29% over 2010.

Cedar Rapids Bank & Trust – Celebrating their 10th Anniversary in September (2001), President and CEO Larry Helling hosted several client appreciation events and remembrances. Cedar Rapids Bank & Trust realized net income of $5.2 million for 2011, which is a 44% increase over the $3.6 million in net income for 2010. Cedar Rapids Bank & Trust finished the year with total assets of $560 million.

Rockford Bank & Trust – Led by President and CEO, Tom Budd, Rockford Bank & Trust (2005) reported net income for 2011 of $412 thousand. Rockford Bank & Trust increased assets in 2011 to $294 million, or 9% over 2010. By comparison, the bank reported net income of $811 thousand for 2010. Taking advantage of the market disruption in the financial area in Rockford, and continuing to build trusted relationships, will be the keys to continued profitability in Rockford.

CONSOLIDATED EARNINGS
(In thousands)

	2009	2010	2011
QCBT*	$ 6,801	$ 6,839	$ 8,838
CRBT	2,339	3,573	5,200
RBT	(2,218)	811	412
Parent Company & Eliminations	(5,150)	(4,636)	(4,758)
Consolidated Earnings	$ 1,772	$ 6,587	$ 9,692

*Includes m2 Lease Funds.

QCR HOLDINGS, INC. - STRATEGIC DIRECTION FOR 2012 AND BEYOND

Each and every employee at QCR Holdings contributed to the financial successes of 2011, and for that, we are grateful. It is humbling for us to come to work each day and watch our teams in action. With success comes responsibility for continued success, and we are up to the challenge.

We are supported by outstanding local Board members in each of our communities – we can't thank each of those community leaders enough for their many hours, support and guidance.

We have appropriately elevated two specific areas where we need to make immediate and meaningful progress: efficiency ratio and tangible common equity. We will look to our Executive Management Team for leadership throughout the year to improve both metrics.

We will continue to enhance liquidity and to preserve asset quality. We made great strides in 2011 with core deposit growth and we will continue that focus in 2012 and beyond. Our process for monitoring credit quality is top notch and will remain so.

Loan demand will likely mirror the economic recovery and we are poised to lend right alongside of a recovery. We have strategically aligned ourselves to lead with SBA and USDA Lending. We hope to continue as market innovators in those areas of lending.

Our stock price continues to be a challenge for us as management, and undoubtedly for you, as shareholders. We are hopeful for the future when bank stocks find favor, but are ready to stand on our own merits as a valued business serving its local markets. We are focused on creating long-term value for our shareholders.

We look forward to helping our clients realize their financial dreams – it's what we do and what we do locally. Thank you for your support and confidence. We are a relationship driven organization®, and truly believe we can make a difference in doing just that.

DOUGLAS M. HULTQUIST
PRESIDENT AND CHIEF EXECUTIVE OFFICER, QCR HOLDINGS, INC.

TODD A. GIPPLE
EXECUTIVE VICE PRESIDENT, CHIEF OPERATING OFFICER AND CHIEF FINANCIAL OFFICER, QCR HOLDINGS, INC.



JOHN ANDERSON

President and Chief Executive Officer,
Quad City Bank & Trust

When Quad City Bank & Trust was founded nearly 20 years ago it was started with the Mission and Vision whereby local business provides the basis for long term growth and vibrancy for our community. In today's global economy we often forget that without these "local pillars" of strength, we would not be able to enjoy what our community offers each of us.

Back in late 2008, the "test" of our model came to the forefront in answering why our business model is successful and why it is so important for QCBT to be one of those "pillars". As you will recall it was at this time that the economy began to falter, and falter quickly. For the three years that followed, we found that every day one or more of our bankers were approached by our valued clients asking for reassurance and in many cases just taking time to visit with a team member where their life savings rested.

You may say to yourself, how does this prove out the model and culture of Quad City Bank & Trust? Simply said, our clients saw our brand up front and personal - that we are "People You Can Bank On®". For some this may not be important, but for our clientele, we saw it as a way of living who we are: a community bank focused on our clients, up front and personal.

Larger, non-local financial institutions were not able to do this to the same extent, because no matter how much they tout that they are community banks, their models simply do not prove it out. Simply dial the 800 number that they provide, and see what happens.

As we have done in the past we are providing client testimonials, and this year you will read firsthand what local community banking means to our valued clients.

I am also pleased to report that in 2011, QCBT provided record earnings back to you, our shareholders.

The results are most gratifying in and of themselves, but even more so because these results were obtained in an incredibly difficult and trying economic time.

These results are based on one single factor: the quality employees that live, work and play in the Quad Cities and that make up the Team of Choice at Quad City Bank & Trust.

In today's environment, a firm like Missman, looking to grow and diversify in order to **meet our client's needs** requires a **business partner, not just a bank**. The professionals at Quad City Bank & Trust have provided us just that. Through the transition of our daily banking to their **willingness to invest** in our growth strategy Quad City Bank & Trust has been with us every step of the way.

PATRICK D. EIKENBERRY - PRESIDENT / CEO, MISSMAN INC.



LARRY HELLING

President and Chief Executive Officer,
Cedar Rapids Bank & Trust

Building relationships. This concept has served as the cornerstone of Cedar Rapids Bank & Trust since our inception in 2001. While simple in nature, the implementation of this concept has propelled our success. As we celebrated our tenth anniversary this past September, it was apparent that our community-focused model, and all that it entails, has served us well...and will continue to guide us far into the future.

Building relationships with our employees sets the foundation for Cedar Rapids Bank & Trust. We have developed a powerful corporate culture; one that is evident in every facet of our organization. It's based on the common goal of providing exceptional, personal service and built on core values of teamwork, mutual respect and honesty. The shared commitment to serve our clients has remained at the forefront and allowed CRBT to distinguish itself. Undoubtedly, our employees are a great advantage and continue to give meaning to our brand of being "People you can bank on®".

Building relationships with our clients continues to set us apart. Over the past ten years, greeting clients by name, empowering employees to be the decision makers and do what's right for their clients each day, has made a real impact. We also create fun and unique ways to nurture relationships. The weeks surrounding CRBT's tenth anniversary were no exception. From a 10-stop CRBT Cookie Tour around Cedar Rapids and two Client Appreciation Fiestas in the parking lots, to a $10 bill giveaway in the lobby and a 400+ guest evening gala, we thanked our clients for their continued business and support. We take every opportunity to thank both new and long-standing clients. We believe that a simple handshake and thank-you still mean something.

Building relationships within our community is also critical. As a local bank, Cedar Rapids Bank & Trust can only be as strong as the community we serve. We are committed to giving back through countless hours of bank and employee volunteer time, financial support and guidance. We have never been more proud to boast that "Cedar Rapids" is in our name.

Finally, building relationships with our shareholders is a key component. We hope you were able to join us at our Cedar Rapids community investor presentation held in July. This was the first in a series of ongoing presentations designed to inform current and prospective shareholders about QCRH's financial performance, strategic initiatives and advantages. The results of this dialogue will be stronger connections and increased interest in our Company. As we continue to implement our mission of building meaningful and lasting relationships with our constituents, we believe that this focus will reward shareholders with increased profitability and continued growth in the years ahead.

We would like to sincerely thank Cedar Rapids Bank & Trust for the extraordinary service and attention paid to the needs and concerns of Acme Graphics during these last few months. Your belief in our ability to develop Acme Graphics and your willingness to support our company was essentially established with a handshake - that means a lot to us and will not be forgotten.

As you are well aware, the battle to save Acme Graphics started immediatly after the flood waters receded in June, 2008. Little did we know that another battle would continue long after we moved back into our restored facility - this time the fight was against the very same national banking organization that initially promised to support Acme Graphics. We now realize large, national banks are not necessarily the answer for small and medium sized businesses. *Further, we have come to believe that local issues are served better by local institutions, and this includes our new local bank, CRBT.*

EMMETT SCHERRMAN - CHAIRMAN, ACME GRAPHICS, INC.
JEFF SCHERRMAN - PRESIDENT, ACME GRAPHICS, INC.



ROCKFORD BANK & TRUST

THOMAS BUDD

President and Chief Executive Officer,
Rockford Bank & Trust

In 2011, Rockford Bank and Trust completed its seventh year and continued its progress in becoming the leading community bank in the Rockford area. RB&T's role as a community bank is an important aspect of Rockford's recovery and prosperity. Access to capital and the role community banks play in providing credit has been frequently noted as one of the keys to economic recovery. During the year, certain segments of the national and local economy recovered while others continued to struggle. RB&T supported the Rockford area with increased lending and growth in new services and capabilities.

Successful community banking requires an understanding and appreciation of the community's roots. Rockford has a rich history in manufacturing and many of our employees worked in manufacturing as youths and have family members who have spent their careers in manufacturing. RB&T has focused on manufacturing with a commitment to SBA lending and other programs designed to assist manufactures grow and expand working capital as well as plant and equipment.

RB&T's strategy as a community bank includes providing a complete offering of financial services, delivered locally, to our clients. During 2011, we invested in building our wealth management team to meet the financial needs of clients. Our wealth management team now offers complete trust, investment and fiduciary services as well as private- banking and residential real estate lending.

Supporting the Rockford area not-for-profit community has never been more important than it has been during these recessionary times. During 2011, we supported over 60 organizations through donations and sponsorships. We were also supportive through our time and talents with our employees volunteering in excess of 1,000 hours on local boards and charitable events.

At RB&T, we seek to differentiate ourselves by the depth and quality of our relationships with our clients, employees, and our community. Only then can we deliver the returns our shareholders expect. It means treating our employees like professionals and providing an environment where they can flourish and feel as though they make a difference. It also means providing the products and services to clients that are in the best interest of their relationship with the bank from a long term perspective as opposed to the short term benefit of a "quick sale".

Finally, we are proud to have Rockford Bank & Trust as our name because we are proud of the community we represent. We also understand that it comes with a responsibility to exhibit the highest level of integrity as we work and live in the Rockford Community.

MC Products Corporation is a Rockford based manufacturer of custom blended chemicals for the tire and rubber industry, which has been in business for 42 years.

Our company accountant recommended we consider **banking locally** and I contacted Tom Budd at Rockford Bank & Trust. After a few meetings with Tom and his staff, it became apparent they **recognized our needs** and provided working solutions to allow us to accomplish our goals. We moved both our business and personal banking to Rockford Bank & Trust, and have developed a **loyal and reliable business partnership**.

Rockford Bank & Trust understands the importance of small businesses. Tom Budd and his staff's support further illustrates Rockford Bank & Trust's **commitment** to the Rockford community and its people. I greatly value the close **relationship** that has developed between Rockford Bank & Trust and MC Products.

KATHY HURKA, PRESIDENT, MC PRODUCTS CORP.



JOHN ENGELBRECHT

President and Chief Executive Officer,
m2 Lease Funds, LLC

By thinking locally, but by acting nationally, m2 Lease Funds continues to differentiate itself from its peers.

When m2 began, its strategy was to provide competitively priced, local, personalized, professional equipment leasing and financing services for small and middle sized businesses; to provide fast turnaround times and a philosophy of being easy to do business with.

Today with offices in Iowa, Illinois, Minnesota, South Carolina and Wisconsin, m2 continues to stay true to the strategies and philosophies set forth since our founding in 1998 by serving our local communities in the Midwest.

By staying with these basic beliefs, 2011 has been the best year in our company's history. New equipment purchases (equipment that we lease) were up over 70% from the preceding year. Income was more than double from that of 2010 and the portfolio quality improved to the best levels that we have seen in years.

So what happened to account for these improvements? Some of it was the strategic changes implemented several years ago to find local or industry niches, some of it was the improving economy, and some of it was just plain old good luck.

m2 Lease Funds became a part of the QCR Holdings family in 2005. Today m2 has over 2,500 leases and leases in virtually every state. As an equipment leasing generalist, m2 leases all varieties of equipment. Currently the largest equipment concentrations include manufacturing, technology, marine, healthcare, packaging, transportation and software.

m2 is fortunate in that the majority of our business is the result of a referral. Over time m2 has established local relationships with equipment vendors, attorneys, accountants and other banks in addition to their QCR Holdings affiliates. Referrals are, of course, the best source of business and only result by providing prompt, professional service for every opportunity.

Our strategy going forward is to do more of the same. Our model of expanding into other local geographies is working...we will continue thinking locally, but acting nationally.

Edwards Apple Orchard was founded in 1964 by Robert and Betty Edwards, and welcomes nearly 300,000 guests to its farm during harvest each year. On January 7, 2008, Edwards Apple Orchard farm home and buildings were destroyed by a rare winter-time F3 tornado. The apple orchard remained intact just outside of the tornado's path! Extraordinarily, and miraculously, hundreds of union and nonunion contractors worked side by side to rebuild this local treasure. On September 6th the orchard re-opened for business, but with cash reserves and operating capital exhausted.

Enter Jim Graber, VP, Rockford Bank & Trust (and loyal guest) and Rich Couch, COO of m2 Lease Funds. Rich suggested we consider selling the main building to pay off our building loan and replenish our cash reserves, and then lease it back from m2. At our request, Rich partnered with our local bank in recognition of our long relationship with them. m2 came along just at the right time, with just the right plan and flexibility needed to make our complete recovery possible. Thank you, Rich!

KEN HALL, OWNER OF EDWARDS APPLE ORCHARD

QCR HOLDINGS, INC.
a relationship driven organization®

2011 KEY TOTALS (IN MILLIONS OF DOLLARS)

CONSOLIDATED DEPOSITS	2009	2010	2011
Non-interest bearing demand deposits	$ 208	$ 277	$ 357
Interest bearing demand deposits	394	425	470
Savings deposits	34	35	40
Time deposits	382	313	293
Brokered time deposits	71	65	45
TOTAL CONSOLIDATED DEPOSITS	$ 1,089	$ 1,115	$ 1,205



TOTAL ASSETS
12.31.11
$1,967
12.31.10
$1,837
12.31.09
$1,780
$1,800
$1,900
$2,000



NET LOANS/LEASES
12.31.11
$1,182
12.31.10
$1,152
12.31.09
$1,222
$1,100
$1,200
$1,300